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Exhibit 10.16

ARQULE, INC. AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN
Approved Stock Option Terms And Conditions

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
WHICH HAVE BEEN ISSUED UNDER THE 1994 EQUITY INCENTIVE PLAN
AND REGISTERED UNDER THE SECURITIES ACT OF 1933.

        1.    Plan Incorporated by Reference.    This Option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Company.

        2.    Option Price.    The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

        3.    Vesting Schedule.    This Option may be exercised at any time and from time to time over the number of shares and in accordance with the vesting schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

        4.    Method of Exercise.    To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery, as the Committee may approve. Promptly following such a notice, the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

        5.    Rights as a Stockholder or Employee.    The Option Holder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Option Holder shall not have any rights to continued employment by the Company or any group company by virtue of the grant of this Option.

        6.    Recapitalization, Mergers, Etc.    As provided in the Plan, in the event of a corporate transaction affecting the Company's outstanding Common Stock, the Committee shall equitably adjust the number and kind of shares subject to this Option and the exercise price hereunder or make provision for a cash payment. If such transaction involves a consolidation or merger of the Company with another entity, the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company, then in lieu of the foregoing, the Committee may upon written notice to the Option Holder provide that this Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

        7.    Option Not Transferable.    This Option is not transferable by the Option Holder other than upon the death of the Option Holder, in accordance with the Plan.

        8.    Exercise of Option After Termination of Employment.    Except as set forth in Paragraph 9, if the Option Holder's employment with (a) the Company, or (b) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason, the Option Holder may exercise the rights which were available to the Option Holder at the time of such termination only within three months from the date of termination.. Upon the death of the Option Holder, his or her Designated Beneficiary shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Option Holder at the time of death. Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

        9.    Exercise of Option Upon Retirement.    Upon Retirement, as defined below, any unvested shares set forth on the face of this certificate shall vest, and this Option may be exercised in whole or part until the earlier of up to two years from the date of Retirement or the Expiration Date. "Retirement" as to any Option Holder shall mean such person's leaving the employment of the Company or an Affiliate after reaching age 55 with ten (10) years of full-time continuous service with the Company; provided, that the sum of the Option Holder's age plus the number of years of continuous service equals or exceed seventy (70).

        10.    Compliance with Securities Laws.    It shall be a condition to the Option Holder's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Option Holder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Option Holder, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

        11.    Payment of Taxes.    To the extent applicable: The Option Holder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option. The Committee may, in its discretion, require any other Income taxes imposed on the sale of the shares to be paid by the Option Holder. In the Committee's discretion, such tax obligations may be paid by entering into some other arrangements to ensure that such amount is available to them or it (whether by authorizing the sale of some or all of the shares and payment to the Company or the member of the Group (as the case may be) of the requisite amount of the proceeds of sale or otherwise). The Company and any group company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Option Holder.

        12.    Transfer of Personal Data.    By acknowledging and accepting this award, you understand that, in order to perform its requirements under the Plan, the Company may transfer and process personal data and/or sensitive personal data about you. Such data may include but is not limited to personal and financial data about you and sale of shares purchased under the Plan from time to time. You also hereby give explicit consent to the Company to transfer and process any such personal data and/or sensitive data outside the country in which you work or are employed including countries which may be outside the European Economic Area where there may be no legislation in relation to an individual's rights concerning personal data. This may also apply to other companies in the Company group, third party advisers and administrators or regulatory authorities.

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  Exhibit 10.16